MSA 2005 SUPPLEMENTAL RETIREMENT SAVINGS PLAN

As Amended and Restated Effective June 1, 2022

MSA 2005 SUPPLEMENTAL RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

MSA 2005 SUPPLEMENTAL RETIREMENT SAVINGS PLAN

WHEREAS, the Company maintains the MSA Retirement Savings Plan (the "Retirement Savings Plan") for the benefit of its employees;

WHEREAS, the Retirement Savings Plan is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and provides for elective deferrals and matching contributions, subject to certain maximum contribution limitations applicable to qualified retirement plans;

WHEREAS, the Company originally adopted the MSA Supplemental Savings Plan effective January 1, 1987 to provide benefits to certain executive employees that could not be provided under the Retirement Savings Plan on account of Code Sections 415, 401(a)(17) and other qualified plan limits;

WHEREAS, the MSA Supplemental Savings Plan was split, effective January 1, 2005 in connection with implementing revisions associated with Code Section 409A, into the MSA Pre-2005 Supplemental Savings Plan, a "grandfathered" plan under Code Section 409A, and this Plan (then known as the MSA 2005 Supplemental Savings Plan), with this Plan continuing active contributions;

WHEREAS, the Plan was thereafter amended and amended and restated from time to time and as most recently amended and restated effective January 1, 2010;

WHEREAS, effective March 7, 2014, the Plan was renamed the MSA 2005 Supplemental Retirement Savings Plan and its sponsorship was changed to MSA Worldwide, LLC from Mine Safety Appliances Company; and

WHEREAS, the Company now wishes to amend and restate the Plan effective as of June 1, 2022 to implement certain design changes and make other technical updates.

NOW THEREFORE, the Plan is hereby amended and restated effective June 1, 2022 as follows:

ARTICLE I
DEFINITIONS

Unless otherwise specifically defined in this Article I or where a term first appears in this Plan, all capitalized terms used in this Plan shall have the same meanings as are ascribed to them under the Retirement Savings Plan.

1.1 "**Affiliate**" has the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

1.2 "**Beneficial Owner**" has the meaning set forth in Rule 13d-3 under the Exchange Act.

1.3 "**Beneficiary**" means the person or persons designated by a Participant to receive the value of the Participant's Supplemental Account in the event of the Participant's death prior to receiving all benefits due hereunder, provided that such Beneficiary designation must be made prior to the Participant's death, received and accepted by the Committee, and be made in accordance with procedures established by the Committee. If no such person is designated by a Participant, or such person does not survive the Participant, Beneficiary means the person or persons entitled to receive the value of the Participant's account under the Retirement Savings Plan in such circumstances.

1.4 "**Board**" means the Board of Directors of Parent or any successor thereto.

1.5 "**Bonus**" means any annual bonus payable by the Company for performance during the Plan Year. The term Bonus shall not include any other type of bonus or incentive paid by the Company, such as but not limited to any ad hoc, equity-based, retention or special incentives. When Bonus is referenced as part of Compensation for a particular year (e.g., a "2022 Bonus"), unless otherwise clearly required by the context, such term shall mean a bonus paid in such year, although earned for performance in a prior year.

1.6 A "**Change in Control**" shall be deemed to have occurred if an event set forth in any one of the following paragraphs of this Section 1.6 occurs, to the extent that such event would also constitute a change in ownership or effective control of Parent or a change in ownership of a substantial portion of the assets of Parent within the meaning of Code Section 409A(a)(2)(A)(v):

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent (not including in the securities beneficially owned by such Person any securities acquired directly from Parent or its Affiliates) representing thirty percent (30%) or more of the combined voting power of Parent's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of execution hereof, constitute the Board and any new director of Parent (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Parent), whose appointment or election by the Board, or nomination for election by Parent's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors of Parent then still in office who either were directors then still in office on the date of execution hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) There is consummated a merger or consolidation of Parent or any direct or indirect subsidiary of Parent with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Parent outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Parent or any subsidiary of Parent, at least fifty-one percent (51%) of the combined voting power of the securities of Parent or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Parent (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing thirty percent (30%) or more of the combined voting power of Parent's then outstanding securities; or

(d) The shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement for the sale or disposition by Parent of all or substantially all of Parent's assets, other than a sale or disposition by Parent of

all or substantially all of Parent's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting securities of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

1.7 "**Claimant**" has the meaning set forth in Section 7.2.

1.8 "**Code**" means the Internal Revenue Code of 1986, as amended from time to time. A reference to any section of the Code includes reference to any regulations promulgated thereunder.

1.9 "**Code Limitations**" mean the (a) Code Section 401(a)(17) limitations on a Participant's Compensation that may be taken into account for purposes of Participant and Company contributions and (b) Code Section 415 maximum benefit limitations, in both cases, under the provisions of the Retirement Savings Plan.

1.10 "**Committee**" means the Employee Benefit Administrative Committee described in Section 7.1 and Article III of Appendix A. A reference to the Committee includes a reference to its delegate empowered for the particular function.

1.11 "**Company**" means MSA Worldwide, LLC and any successor to all or a major portion of its assets or business, which successor assumes its obligations under this Plan by operation of law or otherwise. For purposes of this Plan, any subsidiary or affiliate of MSA Worldwide, LLC whose employees participate in the Retirement Savings Plan shall be included within the definition of "Company" with respect to its own employees. Any action to be taken by the Company may be taken by the Board or by any authorized Company officer.

1.12 "**Compensation**" means the compensation of a Participant as defined in the Retirement Savings Plan for purposes of calculating Employee Contributions, but without regard to the limit on such compensation otherwise required by Code Section 401(a)(17).

1.13 "**Continuous Service**" has the meaning set forth in the Retirement Savings Plan.

1.14 "**Deferral Election**" means a Compensation reduction agreement between an Eligible Employee and the Company, as described in Section 3.1. The Deferral Election must be in in written or electronic form specified by, and timely delivered to, the Committee.

1.15 "**Distribution Election**" means an election in accordance with Article II to receive benefits under the Plan as of a Specified Date or upon Separation from Service, and in a form of payment as provided in Section 6.2. The Distribution Election must be in written or electronic form specified by, and timely delivered to, the Committee.

1.16 "**Elected Percentage**" means an Eligible Employee's election in accordance with Section 3.1(a) to defer a portion of the Eligible Employee's Compensation in excess of the Code Limitations during a Plan Year by a specified percentage not exceeding five percent (5%).

1.17 "**Eligible Employee**" means an Employee (including an executive officer) who is classified on the Company payroll system at the "EXEC" salary grade.

1.18 "**Employee**" means any person employed and classified by the Company as a common law employee. An "Employee" does not include a leased employee or an independent contractor. Individuals not considered Employees under this Section 1.18 shall not be reclassified as Employees notwithstanding a contrary determination by the Internal Revenue Service, any federal, state or local agency, or any court or other tribunal of competent jurisdiction.

1.19 "**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.20 "**Exchange Act**" means the Securities Exchange Act of 1934, as amended from time to time.

1.21 "**Installment Date**" means for payments commencing prior to January 1, 2023, (a) each January 15th occurring after the Payment Date, and (b) for payments commencing on or after January 1, 2023, successive anniversaries of the applicable Payment Date.

1.22 "**Investment Funds**" means the separate investment vehicles designated by the Committee in which a Participant's Supplemental Account may be deemed invested, at the

election of the Participant in accordance with Article IV. Investment Funds may be replaced, new funds may be added, or both, from time to time in the discretion of the Committee; provided, that to the extent the Investment Funds correspond with funds available for investment under the Retirement Savings Plan, then, unless the Committee otherwise determines in its discretion, any addition, removal, or replacement of investment funds under the Retirement Savings Plan shall automatically result in a corresponding change to the Investment Funds hereunder.

1.23 "**Parent**" means MSA Safety Incorporated, a Pennsylvania corporation and, except in determining under Section 1.6 whether or not any Change in Control has occurred, any successor thereto.

1.24 "**Participant**" means an individual who, as an Eligible Employee, files a Deferral Election with respect to Compensation in accordance with Article II. An individual who becomes a Participant continues to be a Participant until the entire amount of his or her Supplemental Account has been distributed or forfeited; provided, however, that a Participant's Deferral Election shall only be effective for the period during which the Participant is an Eligible Employee, or the end of the Plan Year to which the deferral election relates, if later.

1.25 "**Payment Date**" means (a) the date upon which the Participant's Payment Event occurs or (b) in the event that such payment is required to be delayed for six (6) months as the result of a Separation from Service in accordance with Section 6.1(b), the first day of the seventh (7th) month following the Participant's Separation from Service.

1.26 "**Payment Event**" means the date selected by a Participant for the commencement of all or a portion of the Participant's benefits under the Plan. The Participant shall have the option, in accordance with Article II, of electing as a Payment Event either (a) the Participant's Separation from Service, or (b) a Specified Date. In the event that a Participant fails to timely select a Payment Event, such Participant shall be deemed to have elected payment as of Separation from Service.

1.27 "**Person**" has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) Parent or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or

indirectly, by the shareholders of Parent in substantially the same proportions as their ownership of stock of Parent, or (e) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which is, directly or indirectly, the Beneficial Owner of securities of Parent representing five percent (5%) or more of the combined voting power of Parent's then outstanding securities immediately before the date of execution hereof or any Affiliate of any such individual or entity, including, for purposes of this Section 1.27, any of the following: (i) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (ii) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (iii) any spouse of any such individual; (iv) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (v) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (vi) the lineal descendants (and their spouses) of such brothers and sisters.

1.28 "**Plan**" means this MSA 2005 Supplemental Retirement Savings Plan, as amended from time to time.

1.29 "**Plan Year**" means the period beginning each January 1 and ending the following December 31.

1.30 "**Retirement Savings Plan**" means the MSA Retirement Savings Plan, as amended from time to time.

1.31 "**Separation from Service**" means the Participant's cessation of employment with the Company (or any affiliate or subsidiary of the Company) for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement or death; provided, however, that the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) to the extent the period of such leave does not exceed six (6) consecutive months or, if longer, so long as the Participant's right to reemployment with the Company is provided either by statute or by contract. For this purpose, in accordance with Code Section 409A, a leave of absence shall be considered to be bona fide only if there is a reasonable expectation that the Participant will resume performing services for the Company. In addition, where a leave of absence (a) is due to a medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period

of at least six (6) months, and (b) such impairment causes the Participant to be unable to perform the duties of his or her position with the Company or any substantially similar position, then the Committee shall be permitted to extend the foregoing six (6) month maximum period of leave to not more than twenty-nine (29) months of continuous absence (or such shorter period as is consistent with the Company's employment policy regarding termination of employment of employees on disability leave). Whether a Separation from Service has occurred shall be determined by the Committee based on whether the facts and circumstances indicate that the Participant and the Company reasonably anticipate that no further services would be performed after a certain date. However, if the Participant and the Company reasonably expect that, after such certain date, the Participant would not perform more than twenty percent (20%) of the average level of bona fide services performed (measured by time devoted to work or other measure of performance deemed appropriate by the Committee) by the Participant over the immediately preceding thirty-six (36) month period of service to the Company (or any shorter period that represents the Participant's full period of service to the Company), then a Separation from Service by the Participant shall be deemed to have occurred as of said certain date. This definition shall be construed to comply with the definition of "separation from service" under Code Section 409(A)(a)(2)(A)(i).

1.32 "**Specified Date**" means January 15 of a year that is elected by the Participant in accordance with Article II for the commencement of all or a portion of the Participant's benefits under the Plan, which year may be a year prior or subsequent to the Participant's Separation from Service.

1.33 "**Supplemental Account**" means the unfunded bookkeeping account(s) established and maintained in accordance with Article III to record the contributions deemed to be made by the Participant and the Company for each year, as well as the earnings, gains and losses thereon, expenses allocable thereto, distributions therefrom and other reductions in value thereof.

1.34 "**Supplemental Company Matching Contributions**" mean the Company contributions described in Section 3.2.

1.35 "**Supplemental Company Matching Contributions Account**" means the bookkeeping sub-account established under the Supplemental Account for the purpose of

crediting a Participant's Supplemental Company Matching Contributions, as described in Article III hereof.

1.36 "**Supplemental Employee Contributions**" mean the contributions described in Section 3.1.

1.37 "**Supplemental Employee Contributions Account**" means the bookkeeping sub-account established under the Supplemental Account for the purpose of crediting a Participant's deferrals, as described in Section 3.1.

1.38 "**Unforeseeable Emergency**" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, within the meaning of Code Section 409A.

1.39 "**Valuation Date**" means every business day.

ARTICLE II

PARTICIPATION AND ELECTIONS

2.1 Participation. An Eligible Employee may file a Deferral Election in accordance with Section 2.2 and become a Participant as of the date provided in such Deferral Election (generally, the first day of the following Plan Year). Beginning with the 2022 Election Period, a newly Eligible Employee (e.g., a new hire or a promotion to an eligible position mid-year) may only become a Participant for a Plan Year in which he or she is an Eligible Employee as of the applicable Election Period for such Plan Year.

2.2 Timing of Elections. Each year, the Committee shall establish an election window ending no later than June 30 (the "Election Period"). During the Election Period, an Eligible Employee may submit Deferral Elections and/or Distribution Elections with respect to Compensation otherwise payable in the following Plan Year, which includes (a) regular base Compensation earned with respect to services performed in the immediately following Plan Year, and/or (b) Bonus payable for performance in the then current calendar year (but customarily not paid until the following Plan Year). Separate Deferral Elections and/or Distribution Elections may be made with respect to deferrals in each Election Period.

2.3 Subsequent Elections.

(a) Deferral Elections. Except as provided in Section 6.3 or 7.15, a Deferral Election with respect to a Plan Year may not be altered or revoked following that year's Election Period.

(b) Changes in Distribution Elections. Except as provided in Section 6.3 or 7.15:

(i) For Deferral Elections beginning with the 2022 Election Period, no Participant may change his or her Distribution Election following the end of the Election Period.

(ii) The following provisions apply for Deferral Elections initially made prior to the 2022 Election Period: A Participant may change his or her Distribution Election; provided, however, that such subsequent election must (1) in the case of a Specified Date, be made at least twelve (12) months before the most recently applicable Specified Date, (2) not take effect until at least twelve (12) months after the date on which the election is filed with the Committee, and (3) result in a new Payment Date that occurs at least five (5) years after the

Payment Date that is in effect immediately before the new election is made. There is no limit on the number of times that a Participant can further change an eligible Distribution Election, as long as each election complies with the provisions of this Section 2.3(b)(ii).

ARTICLE III
THE SUPPLEMENTAL ACCOUNT

3.1 Supplemental Employee Contributions.

(a) Excess Salary Reduction Agreement (SSP A). In accordance with Article II, an Eligible Employee may elect to make a Deferral Election to specify his or her or Elected Percentage and to contribute such Elected Percentage as Supplemental Employee Contributions to his or her Supplemental Employee Contributions Account.

(b) Salary Reduction Agreement (SSP B). In accordance with Article II, an Eligible Employee may also elect to make a Deferral Election as to an additional portion of his or her Compensation during the Plan Year and to credit such net reduction as Supplemental Employee Contributions to the Supplemental Employee Contributions Account. Deferral Elections under this paragraph (b) shall apply after deferral of the amounts elected, if any, and consideration of the Compensation earned, under paragraph (a) above.

(c) Bonus Deferrals (SSP C). Prior to the 2022 Election Period, an Eligible Employee could make a Deferral Election to reduce his or her Bonus by a stated percentage or dollar amount, and to credit such reduction as Supplemental Employee Contributions to the Supplemental Employee Contributions Account. The minimum amount of Bonus deferral for a Plan Year was the lesser of $5,000 or 5% of the Bonus. The deferral of a Bonus under this paragraph (c) applied after the deferral of such amount elected, if any, and consideration of any Compensation earned, under paragraphs (a) and (b) above.

3.2 Supplemental Company Matching Contributions.

(a) Supplemental Company Matching Contributions shall be credited to the Supplemental Company Matching Contributions Account of each Participant who has made a Deferral Election pursuant to Section 3.1(a). Subject to paragraph (b) below, the amount of such Supplemental Company Matching Contributions shall be equal to one hundred percent (100%) of the Participant's Supplemental Employee Contributions up to the Elected Percentage, not to exceed the first five percent (5%) of Compensation. There are no Supplemental Company Matching Contributions with respect to Supplemental Employee Contributions based on Deferral Elections pursuant to Section 3.1(b) or (c).

(b) Temporary Suspension of Supplemental Company Matching Contributions. Notwithstanding paragraph (a) above, Supplemental Company Matching Contributions shall not be made for any pay period in which Company Matching Contributions are not made under the Retirement Savings Plan, nor shall Supplemental Company Matching Contributions be made at a rate (as a percentage of eligible Compensation) that is higher than the rate for Company Matching Contributions under the Retirement Savings Plan, except as otherwise provided by the CEO of Parent.

3.3 Earnings and Expenses for a Supplemental Account. A Participant's Supplemental Account shall be treated as though invested in Investment Funds selected (or deemed to have been selected) by such Participant pursuant to Article IV. A pro-rata portion of all dividends, interest gains and distributions of any nature earned in a given period in respect of an Investment Fund in which the Supplemental Account is treated as invested shall be credited to the Supplemental Account, such credit to be calculated by multiplying all such dividends, interest gains and distributions by a fraction, the numerator of which is the portion of the Supplemental Account of each Participant that is deemed to be invested in the particular Investment Fund and the denominator of which is the aggregate of all amounts invested in the same Investment Fund. All investment income deemed to be received from an Investment Fund shall be deemed to be reinvested in the same Investment Fund. Expenses attributable to the acquisition of investments shall be charged to the Supplemental Account (and respective sub-accounts thereof) of the Participant for which such investment is deemed to have been made.

3.4 Recordkeeping. Any such Supplemental Employee Contributions and Supplemental Company Matching Contributions for a Participant shall be credited promptly upon the completion of the applicable payroll period to the appropriate sub-account of the Participant's Supplemental Account (an unfunded bookkeeping account). The sum of a Participant's Supplemental Employee Contributions Account and the vested balance of a Participant's Supplemental Company Matching Contribution Account, as such sum varies from time to time, shall be recorded on the financial books and records of the Company as a liability owed to the Participant. The Committee shall maintain such bookkeeping accounts as it deems necessary to administer this Plan and shall calculate, or direct the calculation of, amounts in the Supplemental Accounts. The Committee's determination of the value of Participants' Supplemental Accounts shall be final and binding upon all Participants and on the Company.

Participants will be furnished statements of their Supplemental Account values at least quarterly.

ARTICLE IV
PARTICIPANT-DIRECTION OF INVESTMENT

4.1 Participant-Directed Investment. Subject to Section 4.5, a Participant may make elections as to the deemed investment of his or her Supplemental Account in accordance with the procedures specified by the Committee. The Committee shall provide each Participant with a description of the Investment Funds available and such other relevant information about the Investment Funds as it deems appropriate. The Participant's investment election shall remain in force until revised by a subsequently effective investment election pursuant to Section 4.2. During any period in which the Participant does not have an investment election in force, the Participant shall be deemed to have elected an investment in the Fidelity Freedom Fund (or any substantially similar approved Investment Fund which has been substituted therefor) until another investment election subsequently becomes effective pursuant to Section 4.2.

4.2 Changes in Investment Direction and Transfers. Subject to Section 4.5, on any Valuation Date a Participant may elect to change his or her deemed investment election as to subsequent contributions or to transfer amounts among one or more of the Investment Funds then available by following the procedures specified by the Committee. The Participant's change shall be effective as soon as reasonably practicable (as determined by the Committee in its sole discretion) after the Committee receives such notice.

4.3 Responsibility for Investment Elections. The selection from among the Investment Funds is the sole responsibility of each Participant. The deemed investment return (or loss) with respect to a Participant's Supplemental Account shall be determined solely by the Participant's investment elections and the procedures established by the Committee. The availability of an Investment Fund to a Participant shall not be construed as a recommendation. Further, none of the Company, Parent, the Committee, any Employee, or any recordkeeper or service provider is authorized to make any recommendation to any Participant with respect to the selection among the Investment Funds.

4.4 Participant's Risk. Each Participant assumes all risk connected with any decrease in the market value of any of his or her Supplemental Account's deemed investments. The value of the Participant's Supplemental Account and the payment of any amount which may be or become due therefrom are not guaranteed.

4.5 Investment Restrictions, Temporary Suspensions of Plan Activities and Investment Fund Transfers by Committee. In accordance with its established and uniformly applied procedures, the Committee may place restrictions or limitations on the dollar amounts, percentages or types of investment elections, transfers and/or allocations which are deemed made under the Plan. If the Committee changes the Plan's recordkeeper, the Committee may temporarily suspend certain Plan activities (including without limitation, distributions, and investment allocations) in order to facilitate the recordkeeping change. If an Investment Fund is eliminated under the Retirement Savings Plan, amounts deemed to be invested in the Investment Fund which was eliminated shall be automatically transferred to the replacement Investment Fund under the Retirement Savings Plan, unless otherwise specified by the Committee. Notwithstanding the foregoing, no power given the Committee in this Section 4.5 may be used after a Change in Control in a manner that reduces or adversely affects any benefit payable to, or accrued by, a Participant (or his or her Beneficiary) hereunder.

ARTICLE V
VESTING

5.1 Vesting in Supplemental Employee Contributions Account. A Participant's unfunded and unsecured interest in his or her Supplemental Employee Contributions Account shall be 100% vested at all times.

5.2 Vesting in Supplemental Company Contributions Account. A Participant's unfunded and unsecured interest in his or her Supplemental Company Matching Contributions Account shall become 100% vested upon the earliest of the following to occur:

(a) Participant's completion of two (2) years of Continuous Service;

(b) Death of the Participant while employed by the Company;

(c) Attainment of the Participant's sixty-fifth (65th) birthday while employed by the Company; or

(d) Occurrence of a Change in Control while the Participant is employed by the Company.

5.3 Forfeitures. If a Participant Separates from Service, any portion of his or her Supplemental Account that is not vested or not payable under Article VI shall be forfeited upon such Separation from Service.

ARTICLE VI
DISTRIBUTION OF BENEFITS

6.1 Time of Distribution.

(a) Generally. Subject to Section 6.6, the vested amount held in a Participant's Supplemental Account shall become payable to the Participant commencing as soon as administratively feasible on or after the Participant's Payment Date or Installment Date, as applicable, but in no event later than sixty (60) days thereafter. Distributions following a Payment Date or Installment Date, as applicable, shall be based on the value of the Participant's Supplemental Account as of the applicable Payment Date or Installment Date, respectively, and shall not affect the allocation of future amounts to the Participant's Supplemental Account, if any.

(b) Delay Upon Separation from Service. In the case of a Payment Event resulting from a Participant's Separation from Service on or after January 1, 2008, the Payment Date for purposes of Section 6.1 shall be the first day of the seventh month after the Participant's Separation from Service.

6.2 Form of Distribution.

(a) Normal Form. Subject to a Participant's election pursuant to subsection (b) below, payment shall be made in the form of a single cash lump sum.

(b) Optional Forms. In lieu of the normal form described in subsection (a) above, the Participant may make a Distribution Election with respect to each Deferral Election to receive the vested balance of his or her Supplemental Account as applicable to such Deferral Election in a number of annual installments of: (i) for Deferral Elections made in the 2022 Election Period and later years, not less than two (2) years and not more than five (5) years, or (ii) for Deferral Elections made prior to 2022, not less than two (2) years and not more than fifteen (15) years. In either case, installments commence as of the Payment Date and continue on each Installment Date. Each installment made pursuant to this Section 6.2 shall be calculated by dividing the value of the Participant's vested Supplemental Account attributable to such Deferral Election on the Payment Date (as to the first payment) or Installment Date (as to

each subsequent payment) by the number of remaining installment payments. Subsequent Distribution Elections may be made only in accordance with Section 2.3(b)(ii).

6.3 Distribution Upon Unforeseeable Emergency. Notwithstanding anything in the Plan to the contrary, a Participant may, upon application to the Committee, receive a single sum distribution of all or a portion of his or her vested Supplemental Account in the event of an Unforeseeable Emergency, with such payment to be made as soon as administratively feasible on or after the date of the Committee's receipt of the Participant's application, but in no event later than the second pay processed thereafter pursuant to the Company's routine payroll practices as in effect from time to time. The amount provided for distribution due to Unforeseeable Emergency must be limited to the amount necessary to meet the need and may not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under this Plan. Any such distribution shall not have any effect on the allocation of future amounts to the Participant's Supplemental Account or on Deferral Elections with amounts not so distributed for Unforeseeable Emergency.

6.4 Distribution on Death. Notwithstanding any contrary Deferral Election, in the event of a Participant's death, the value of his or her Supplemental Account on his or her date of death shall be paid to his or her Beneficiary in a lump sum cash payment within sixty (60) days following the Participant's death.

6.5 Distribution Pursuant to Domestic Relations Orders. Notwithstanding the foregoing, the time or schedule of a payment from a Participant's Supplemental Account may be accelerated as necessary to fulfill the requirements to make payment to an alternate payee pursuant to a domestic relations order (as defined in Code Section 414(p)(1)(B)) approved and accepted by the Committee.

6.6 Distribution upon a Change in Control. Notwithstanding the foregoing provisions of this Article VI, if a Participant incurs a Separation from Service on or within the two (2)-year period immediately following a Change in Control (other than by the Participant's death), the Participant's Distribution Election shall no longer apply, and in lieu thereof, the entire balance of his or her Supplemental Account as of his or her Separation from Service shall be paid to the Participant in a single cash payment as soon as administratively feasible on or after the first day

of the month that is seven (7) months after such Separation from Service, but in no event later than the second pay processed thereafter pursuant to the Company's routine payroll practices as in effect from time to time.

6.7 Additional Procedures. The Committee, in its sole discretion, may establish additional procedures and requirements for elections and the payment of benefits under the Plan provided that they do not violate Code Section 409A.

ARTICLE VII
GENERAL PROVISIONS

7.1 Administration. The Plan shall be administered by the Employee Benefit Administrative Committee described in Article III of Appendix A attached hereto ("Uniform Administrative Procedures for the Retirement Plans of MSA").

7.2 Claims and Appeals. Claims for benefits and appeals shall be handled by the Committee in accordance with Article VI of Appendix A.

7.3 Statute of Limitations. An action brought under ERISA Section 502(a) must be commenced within one (1) year after the Claimant's receipt of the denial of any appeal from an initial claim denial made pursuant to Section 6.2 of Appendix A, without regard to any state or federal statutes establishing provisions relating to limitations of actions.

7.4 No Right to Assets. Any Participant or Beneficiary who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder shall rely solely upon the unsecured promise of the Company for the payment thereof and shall have the status of a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make certain benefit payments in the future. The right of any Participant or Beneficiary to benefits hereunder is strictly contractual. To the extent the Company, in its discretion, elects to establish a trust to pay amounts becoming due by the Company under this Plan, such trust shall be subject to the claims of the general creditors of the Company in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable and not paid by such trust. If any such trust is established, it will be subject to the terms and conditions of the governing trust instrument.

7.5 No Contract of Employment. This Plan shall not be construed to establish a guarantee of future or continued employment by the Company of any Participant.

7.6 Non-Alienation. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities,

engagements or torts of any person entitled to such distribution or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Committee shall direct. This Section shall not apply to any benefit payable pursuant to a "qualified domestic relations order," as defined in Code Section 414(p), which the Committee determines is applicable to any benefit hereunder.

7.7 Payments to Minors or Incompetents. If the Committee determines that any person entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for the Participant's benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company, the Plan, and the Committee.

7.8 No Effect on Other Compensation and Benefits. Nothing contained herein shall exclude or in any manner modify or otherwise affect any existing or future rights of any Participant to participate in and receive the benefits of any compensation, bonus, pension, life insurance, medical or other employee benefit plan or program to which he or she otherwise might be or become entitled as an officer or employee of the Company.

7.9 Construction: Choice of Laws. The provisions of the Plan shall be construed, administered and governed under the laws of the Commonwealth of Pennsylvania (including its statute of limitations provisions except as specified in Section 7.3, but excluding its conflicts of law provisions) to the extent such laws are not preempted by ERISA or any other applicable federal laws. Whenever any words are used herein in one gender, they shall be construed as though they were also used in any other gender, and whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, in all cases where they would so apply. Titles of Articles and Sections hereof are for convenience of reference only and are not to be taken into account in construing the provisions of this Plan.

7.10 Invalidity of Provisions. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but the

Plan shall be construed and enforced as if said illegal and invalid provision had never been inserted herein.

7.11 Status. This Plan is not intended to satisfy the requirements for qualification under Code Section 401(a). It is intended to be a nonqualified plan that is a "top hat" plan covering a select group of management or highly compensated employees, and exempt from the substantive provisions of ERISA. The Plan shall be construed and administered so as to effectuate this intent.

7.12 Successors. To the extent not automatically assumed by operation of law, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume the Company's obligations hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.13 Withholding Requirements. Payment of benefits under this Plan shall be subject to applicable withholding requirements.

7.14 Amendment and Termination. The Company expects to continue the Plan indefinitely, but specifically reserves the right, in the sole and unfettered discretion of the Board or authorized Company officers, at any time, to amend, in whole or in part, the Plan and to terminate the Plan in whole or in part, provided, however, that no such amendment or termination shall (a) reduce or adversely affect the benefits payable under the Plan to a Participant (or his or her Beneficiary) if the Participant's Separation from Service has occurred prior to such termination or amendment of the Plan, or (b) reduce or adversely affect the benefit to be paid with respect to the Participant on the date of such termination or amendment, as compared with the benefit that would have been payable with respect to the Participant if his or her employment had terminated on the day before the Plan was so terminated or amended. In the event of any termination of this Plan (or any portion thereof), payment of Participants' Supplemental Accounts shall be made under and in accordance with the terms of this Plan and the applicable elections unless the Company or determines, in its sole discretion, to accelerate payments to all Participants and such acceleration is permitted under Code Section 409A.

7.15 409A Compliance. The Plan shall be construed and interpreted in a manner consistent with Code Section 409A. In the event that any provision that is necessary for the Plan to comply with Code Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed to be included herein (retroactively, if deemed appropriate by the Committee) and is hereby incorporated as part of the Plan. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Code Section 409A and has no liability to any Participant or other person for any individual tax liability, including any taxes or penalties under Code Section 409A. The Committee has authority to amend or revoke any Deferral Election or Distribution Election to the extent necessary to comply with Code Section 409A.

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IN WITNESS WHEREOF, the undersigned have caused this Plan to be adopted this 13th day of December, 2022.

By: Glennis A. Williams
Glennis A. Williams
Vice President & Chief Human Resource Officer